SurePure Investment Holding AG

Consolidated Financial Statements

Years Ended December 31, 2011 and 2010 and

From August 24, 2005 (inception) to December 31, 2011

WITH

REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

SurePure Investment Holding AG

(A Development Stage Company)

Contents

December 31, 2011 and 2010

Page

Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Other Comprehensive Income (Loss)	4

Consolidated Statements of Stockholders’ Deficit	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-21

Report of Independent Registered Public Accounting Firm

Board of Directors

SurePure Investment Holding AG and Subsidiaries

Zug, Switzerland

We have audited the accompanying consolidated balance sheets of SurePure Investment Holding AG and Subsidiaries (“SurePure” or the “Company”) (a development stage company) as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ deficit, other comprehensive income (loss) and cash flows for each of two years then ended and for the period from August 24, 2005 (inception) to December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SurePure Investment Holding AG and Subsidiaries at December 31, 2011 and 2010, and the results of its consolidated operations and its cash flows for each of the two years then ended and for the period from August 24, 2005 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has experienced significant losses and negative cash flows, resulting in increased accumulated deficits during its development stage. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 13. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

New York, New York

August 24, 2012

SurePure Investment Holding AG

(A Development Stage Company)

Consolidated Balance Sheets

December 31, 2011 and 2010

	2011	2010
Assets

Current assets:
Cash	$35,475	$46,463
Accounts receivable, net	80,200	2,872
Prepaid expenses and other current assets	71,603	77,853

Total current assets	187,278	127,188

Property and equipment, net	12,608	28,349

Other assets:
Intangible assets, net	145,627	162,092

Total assets	$345,513	$317,629

Liabilities and Equity (Deficit)

Current liabilities:
Accounts payable and other current liabilities	$736,953	$1,107,312
Due to officers/stockholders	473,129	172,778
Income taxes payable	717	27,400

Total current liabilities	1,210,799	1,307,490

Long-term liabilities:
Loans from stockholders	5,431,122	4,150,833
Other loans payable	300,000	-

Total long-term liabilities	5,731,122	4,150,833

Total liabilities	6,941,921	5,458,323

Commitments and contingencies

Equity (deficit):
SurePure stockholder’s equity (deficit):
Common stock	257,431	257,431
Additional paid-in capital	14,067,931	12,275,997
Equity of variable interest entities	1,004,150	1,004,150
Other comprehensive income	264,002	(329,254)
Deficit accumulated during the development stage	(20,891,469)	(16,881,742)
	(5,297,955)	(3,673,418)
Stock subscription receivable	(42,141)	(42,141)

Total SurePure stockholders’ equity (deficit)	(5,340,096)	(3,715,559)

Noncontrolling interest	(1,256,312)	(1,425,135)

Total equity (deficit)	(6,596,408)	(5,140,694)

Total liabilities and equity (deficit)	$345,513	$317,629

See report of independent registered public accounting firm and notes to consolidated financial statements.

2

SurePure Investment Holding AG

(A Development Stage Company)

Consolidated Statements of Operations

Years Ended December 31, 2011 and 2010 and Inception to December 31, 2011

			Cumulative from
			August 24, 2005
			(inception) to
	2011	2010	December 31, 2011

Sales	$344,416	$289,368	$1,669,965

Cost of sales	185,222	243,433	1,445,158

Gross profit	159,194	45,935	224,807

Expenses:
General and administrative expenses	3,350,695	3,139,668	16,289,190
Promotion and marketing	62,491	228,725	508,340
Research and development	319,025	402,636	3,332,456
Depreciation and amortization	23,469	26,845	151,438
Impairment of patent	-	-	537,631

Total expenses	3,755,680	3,797,874	20,819,055

Loss from operations	(3,596,486)	(3,751,939)	(20,594,248)

Other income (expense):
Interest income	64	8,846	371,809
Interest expense	(429,499)	(400,228)	(2,048,363)
Exchange rate gains and losses	(17,636)	6,931	(21,503)
Loss on disposition of fixed assets	(7,405)	(117)	(64,172)

Total other (expense) income	(454,476)	(384,568)	(1,762,229)

Loss before provision for taxes	(4,050,962)	(4,136,507)	(22,356,477)

Provision for income taxes	-	-	32,673

Net loss	(4,050,962)	(4,136,507)	(22,389,150)

Net loss attributable to non-controlling interest	(41,235)	(70,123)	(1,497,681)

Net loss attributable to SurePure	$(4,009,727)	$(4,066,384)	$(20,891,469)

See report of independent registered public accounting firm and notes to consolidated financial statements.

3

SurePure Investment Holding AG

(A Development Stage Company)

Consolidated Statements of Other Comprehensive Income (Loss)

Years Ended December 31, 2011 and 2010 and Inception to December 31, 2011

			Cumulative from
			August 24, 2005
			(Inception) to
	2011	2010	December 31, 2011

Net loss	$(4,050,962)	$(4,136,507)	$(22,389,150)

Other comprehensive loss, net of tax

Unrealized gain (loss) on foreign
currency translation	803,314	(555,631)	311,812

Comprehensive loss	(3,247,648)	(4,692,138)	(22,077,338)

Less: Comprehensive income (loss) attributable
to noncontrolling interest	168,823	(222,373)	(1,449,871)

Comprehensive loss attributable
to SurePure, net of tax	$(3,416,471)	$(4,469,765)	$(20,627,467)

See report of independent registered public accounting firm and notes to consolidated financial statements.

4

SurePure Investment Holding AG

(A Development Stage Company)

Consolidated Statements of Stockholders’ Deficit

Years Ended December 31, 2011 and 2010

							Deficit
						Equity in	Accumulated		Accumulated
	Common	Range of		Additional		Variable	During The		Other	Stock
	Shares	Price Per	Common	Paid-in	Total	Interest	Development	Noncontrolling	Comprehensive	Subscription
	Issued	Share	Stock	Capital	Consideration	Entities	Stage	Interest	Income	Receivable	Total

August 24, 2005 - inception	-		$-	$-	$-	$-	$-	$-	$-	$-	$-

Issuances of common stock:
2007	20,400,000	$.01 to $2.45	193,146	4,980,686	5,173,832
2008	3,149,165	$.01 to $2.45	29,817	896,523	926,340
2009	323,050	$.01 to $2.60	3,113	836,887	840,000

Issuances of common stock	23,872,215		226,076	6,714,096	$6,940,172						6,940,172

Imputed interest on stockholder loans				1,187,154							1,187,154

Net loss for the period from August 24, 2005 (inception) through December 31, 2009							(12,815,358)		74,127		(12,741,231)

Equity of variable interest entities'	-		-	-		1,004,150	-	(1,202,762)	-	(42,141)	(240,753)

Balances – December 31, 2009			226,076	7,901,250		1,004,150	(12,815,358)	(1,202,762)	74,127	(42,141)	(4,854,658)

Total from issuances of common stock during 2010	2,950,000	$.01 to $2.85	31,355	3,994,083	$4,025,438						4,025,438

Imputed interest on stockholder loans				380,664							380,664

Net loss for the year							(4,066,384)	(70,123)			(4,136,507)
											9
Unrealized loss on foreign currency translation adjustment	-		-	-		-	-	(152,250)	(403,381)	-	(555,631)

Balances – December 31, 2010	26,822,215		257,431	12,275,997		1,004,150	(16,881,742)	(1,425,135)	(329,254)	(42,141)	(5,140,694)

Conversion of stockholder’s loans to additional paid-in capital				1,376,229							1,376,229

Imputed interest on stockholder loans				415,705							415,705

Net (loss) income for the year							(4,009,727)	(41,235)			(4,050,962)

Unrealized gain on foreign currency translation adjustment	-		-	-		-	-	210,058	593,256	-	803,314

Balances – December 31, 2011	26,822,215		$257,431	$14,067,931		$1,004,150	$(20,891,469)	$(1,256,312)	$264,002	$(42,141)	$(6,596,408)

See report of independent registered public accounting firm and notes to consolidated financial statements.

5

SurePure Investment Holding AG

(A Development Stage Company)

Consolidated Statements of Cash Flows

Years Ended December 31, 2011 and 2010 and Inception to December 31, 2011

			Cumulative During the
			Development Stage –
			from August 24, 2005
			(inception) to
	2011	2010	December 31, 2011
Cash from operating activities:
Net loss	$(4,050,962)	$(4,136,507)	$(22,389,150)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	23,469	26,845	151,438
Impairment of patent	-	-	537,631
Loss on sale of property and equipment	7,405	117	64,172
Imputed interest on loans from stockholders	415,705	380,664	1,983,523
Changes in assets and liabilities:
Accounts receivable	(77,328)	56,817	(80,200)
Prepaid expenses and other current assets	6,250	(48,866)	(71,603)
Accounts payable	(370,359)	(235,077)	736,953
Due to officers/stockholders	300,351	3,384	473,129
Income taxes payable	(26,683)	25,696	717

Total cash used in operating activities	(3,772,152)	(3,926,927)	(18,593,390)

Cash from investing activities:
Purchase of property and equipment	-	(10,458)	(181,760)
Proceeds from sales of property and equipment	1,332	780	16,860
Acquisition of patents	-	-	(746,576)

Total cash from (used in) investing activities	1,332	(9,678)	(911,476)

Cash from financing activities:
Proceeds from sale of equity	-	4,025,438	10,923,469
Proceeds from equity of variable interest entities	-	-	83,309
Proceeds from loans from stockholders	2,656,518	495,023	7,921,751
Proceeds from other loans payable	300,000	-	300,000

Total cash from financing activities	2,956,518	4,520,461	19,228,529

Effect of exchange rate changes on cash and cash equivalents	803,314	(555,631)	311,812

Net (decrease) increase in cash	(10,988)	28,225	35,475

Cash, beginning of period	46,463	18,238	-

Cash, end of period	$35,475	$46,463	$35,475

Supplemental disclosures:
Interest paid	$13,794	$19,564	$64,840

Income taxes paid	$-	$-	$32,673

Conversion of loans from stockholders to additional paid-in capital	$1,376,229	$-	$1,376,229

Conversion of loans from stockholders to equity of variable interest entities	$-	$-	$1,114,400

Imputed interest on loans from stockholders reported as an
increase to additional paid-in capital	$415,705	$380,664	$1,983,523

See report of independent registered public accounting firm and notes to consolidated financial statements.

6

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements

Years Ended December 31, 2011 and 2010

1.	Organization and Significant Accounting Policies

Description of Business

SurePure Investment Holding AG (the “Company” or “SPI”) was incorporated in Switzerland in 2007. SPI is the holding company of the SurePure Group (the “Group”), which includes subsidiaries and other entities whose activities primarily benefit the Company.

The Group has developed the technology for using UV-C light to purify turbid liquids such as wine, fruit juice and milk. Although initially designed to treat food-grade applications, it has successfully been applied to liquids such as bovine blood plasma, water, brines and sugar syrup solutions. The Group holds international patents for this technology. The Group has been engaged in raising capital, continuing research and development of its technologies and process and developing markets for its products.

SurePure Operations AG (“SPO”), a wholly owned subsidiary of SPI, markets the products of the Group and earns it revenue by selling equipment utilizing the Group technology globally. SPO owns a patent for its technology in a number of countries.

SurePure Latin America Maqinas de Purificasao UVC Ltda. (“SPLA”), a wholly owned subsidiary of SPO, is currently not active.

Variable interest entities (“VIE’s”) are entities whose activities primarily benefit the Company and are primarily supported by the Company. SPI has variable interests in the following entities:

●	SurePure Holdings South Africa (Pty) Ltd. (“SPHSA”) and its wholly owned subsidiary SurePure Marketing South Africa (Pty) Ltd. (“SPMSA”) hold the South African patent and market the products of the Group and earn revenue from selling equipment utilizing the SurePure technology. These companies were incorporated in 2005.

●	SurePure Participations AG (“SPP”), a minority stockholder of SPI, was incorporated in Switzerland in 2007 and is part of the common holding structure of the Group. SPP has no operations and all of its expenses have been and will continue to be paid by SPI.

Interests in these variable interest entities are consolidated with the SPI because SPI is their primary beneficiary.

7

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

Basis of Presentation

The accompanying consolidated financial statements of SurePure Investment Holding AG and subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying consolidated financial statements include the accounts and results of operations of SPI, and its subsidiaries and its VIE’s. The accompanying statements of operations, comprehensive income (loss), and cash flows present cumulative amounts since inception since, as a development stage entity, the Company is devoting most of its efforts to establishing its business.

The Group’s reporting currency is the United States Dollar (USD) and these consolidated financial statements are presented in USD.

Principles of Consolidation

The consolidated financial statements include the accounts of SPI and all entities of the Group in which a direct ownership or indirect controlling interest exists through voting rights or qualifying variable interests. All inter-group balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Income Taxes

The Group accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized based on the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not provide a future tax benefit.

GAAP requires that, in applying the liability method, the consolidated financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion, the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on that will likely be sustained under examination. There have been no adjustments or disclosures related to uncertain tax positions necessary since the Company’s inception through December 31, 2011.

8

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

Accounts Receivable and Allowance for Doubtful Accounts

The Group performs regular credit evaluations of customers to which it provides sales on credit terms, and adjusts credit limits based on the customer’s payment history and reassessments of their creditworthiness. The Group continuously monitors its collections and establishes a provision for estimated doubtful accounts, if necessary. No allowance for doubtful accounts was deemed to be necessary at December 31, 2011 and 2010.

Property, Equipment and Related Depreciation

Property and equipment are recorded at cost, less accumulated depreciation. Cost includes the price paid to acquire the asset and any expenditures that substantially increase the asset’s value or extend the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Expenditures for routine repairs and maintenance are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized in operations.

Depreciation is provided over the following estimated useful lives:

Plant machinery	3 to 5 years
Furniture and fixtures	3 to 5 years
Motor vehicles	5 years
Office and computer equipment	3 to 5 years

Intangible Assets

Intangible assets consist of patents that are initially recognized at their cost. The patents were purchased from a third party in 2005. The patents are being amortized on a straight-line basis over their remaining estimated useful lives of twelve years.

The Group evaluates the carrying value of its intangible assets for impairment at least annually or when events or changes in circumstances are identified by management that indicate that such carrying values may not be fully recoverable. The evaluation involves estimating the future undiscounted cash flows expected to be derived from the assets to assess whether or not a potential impairment exists. As a result of its evaluations, management determined that it was not necessary to recognize a loss on impairment of intangible assets for the years ended December 31, 2011 and 2010. During the period from inception to December 31, 2011, impairment losses on intangible assets in the amount of $537,631 were recognized.

9

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable and accrued expenses. As of December 31, 2011 and 2010, the carrying values of the financial instruments approximated their fair values due to the short-term nature of these instruments.

Revenue

Revenue is earned from sales of patented products and is recognized, net of returns and discounts, when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. These criteria are usually met upon delivery of the product to the customer, which is also when the risk of ownership and title passes to the customer.

Research and Development

Research and development costs are charged to expense as incurred.

Foreign Currency Translations

These consolidated financial statements are presented in USD, which is the Group’s reporting currency. The consolidated financial statements of the Group members have been translated into USD in accordance with GAAP. All assets and liability accounts on the consolidated balance sheets have been translated using the exchange rate in effect at the consolidated balance sheet date. Equity accounts have been translated at their historical rates when the capital transaction occurred. Income and expenses have been translated at the average exchange rates for the periods presented. Adjustments resulting from the translation of Group’s consolidated financial statements are included in consolidated other comprehensive income (loss). Actual transaction gains and losses are included in the consolidated statements of operations as incurred.

The functional currencies of the companies included in the Group are their respective local currencies. Accordingly, the Group is exposed to transaction gains and losses that result from changes in various foreign currency exchange rates.

10

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

Applicable functional currencies are:

SPI, SPO, and SPP	Swiss francs – CHF
SPLA	Brazilian Real – BRL
SPMSA and SPHSA	South African Rand – ZAR

Exchange rates used for conversion of foreign items to USD at the end of each period and the average for the period were:

	2011	2010
CHF:
Reporting date	1.0640	1.0629
Average for period	1.1331	0.9608

BRL:
Reporting date	0.5357	0.5986
Average for period	0.5998	0.5662

ZAR:
Reporting date	0.1228	0.1504
Average for period	0.1385	0.1373

Fair Value of Financial Instruments

GAAP has established a framework for measuring fair value that is based on a hierarchy which prioritizes the inputs to valuation techniques according to the degree of objectivity necessary. The fair value hierarchy of the inputs to valuation techniques used to measure fair value is divided into three broad levels of objectivity:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement. They are based on best information available in the absence of level 1 and 2 inputs.

11

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required by GAAP:

Cash: The carrying amount is the fair value because it is the basic financial instrument used to express fair value.

Accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short-term duration of those instruments.

Loans payable: The carrying amount approximates fair value based on current market conditions and interest rates available to the Group for similar financial instruments.

Earnings (Loss) per Share

Basic and diluted earnings (loss) per share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as options, convertible notes and convertible preferred stock, were exercised or converted into common stock or could otherwise cause the issuance of common stock that then shared in earnings (loss). Such potential additional common shares are included in the computation of diluted earnings per share. The Company has no securities or other contracts to issue common stock that could cause any dilution of earnings. In addition, when there is a loss, diluted loss per share is not computed because any potential additional common shares would reduce the reported loss per share and therefore have an anti-dilutive effect.

2.	Property and Equipment

Property and equipment consists of the following:

	2011	2010

Machinery and equipment	$5,010	$9,770
Furniture and fixtures	12,753	19,913
Motor vehicles	14,400	14,400
Office and computer equipment	12,647	12,647
	44,810	56,730
Less: accumulated depreciation	32,202	28,381

Property and equipment, net	$12,608	$28,349

12

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

Depreciation expense was $7,003, $10,177 and $84,661 for the years ended December 31, 2011 and 2010 and for the period from inception to December 31, 2011, respectively.

3.	Intangible Assets

Intangible assets consist of the following:

	2011	2010

Patents	$208,943	$208,943
Less: accumulated amortization	63,316	46,851

	$145,627	$162,092

Amortization expense was $16,466, $16,668 and $66,777 for the years ended December 31, 2011 and 2010 and for the period from inception to December 31, 2011, respectively.

4.	Due to Officers/Stockholders

Due to officers/stockholders consists of unpaid salaries, accrued leave and advances from the three executives of the Group entities totaling $473,129 and $172,778 at December 31, 2011 and 2010, respectively.

5.	Stockholders and Other Loans Payable

Stockholder and other loans payable consist of advances by individuals and companies to the Group. Certain of the lenders are either stockholders or are related to stockholders. None of these loans are supported by notes and none have a provision for interest or repayment. The rates of interest used to impute interest on these loans range from 4.5% per annum to 15% per annum during the periods in which these loans were outstanding and represent management’s best estimate of the interest rates that would be applicable to Company in a third-party marketplace. For the years ended December 31, 2011 and 2010 and for the period from inception to December 31, 2011, the imputed interest on these loans was $415,705, $380,664 and $1,983,523, respectively. These amounts are included in interest expense in the accompanying consolidated statements of operations and are reflected as an increase in additional paid-in capital in the accompanying consolidated statements of stockholders’ deficit.

13

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

The Group has obtained subordination agreements from all of the lenders with respect to these loans, the terms of which provide that the loans will not be classified as current or be payable within one year if doing so would cause a Group member to be considered insolvent in accordance with the applicable local laws. Therefore, these loans are presented as long-term liabilities in the accompanying consolidated balance sheets.

6.	Stockholders’ Deficit

The consolidated stockholders’ equity of the Group consists of the consolidated equity of the Group attributable to the parent which includes the common stock of the parent, additional paid-in capital of the parent, the retained deficit attributable to the parent, and the accumulated other comprehensive income attributable to the parent plus the equity of the noncontrolling interest of the VIE’s less an amount considered to be a stock subscription receivable.

The South African VIE’s (SPHSA and SPMSA) that are part of the Group are managed by the same executive management as that of SPI, and the major shareholder of the South African VIE’s and SPI are related parties. In the accompanying consolidated financial statements, the 82.64% controlling interest in the South African VIE’s is reported in the consolidated statements of stockholders’ deficit together with the entire interest of SPP as the Equity in Variable Interest Entities. The 17.36% portion of the equity of South African entities that is not owned by this controlling stockholder is reported as the Noncontrolling Interest in the VIE’s. The investment interest of SPP in SPI has not been eliminated in consolidation and is reported as a Stock Subscription Receivable. This investment interest by SPP in SPI effectively reduces the consolidated stockholders’ equity of the parent, SPI, and reflects the adjustment required, in management’s opinion, to fairly present the consolidated equity attributable to parties outside of the Group.

The common stock of SPI is reported as $.01 par value per share and is the translated value of the par value of the shares at CHF .01 per share. A total of 26,822,215 shares were authorized, issued and outstanding as of December 31, 2011 and 2010. No common shares were issued in 2011. The increase in additional paid-in capital during 2011 arose from the recharacterization of certain loans from stockholders as additional capital contributions.

7.	Commitments and Contingencies

Lease Commitments

The Group leases two premises in South Africa under operating leases. One location is an office facility and the other is a workshop. The office facility lease was originally scheduled to expire on April 30, 2012 with a monthly rent of $4,689 but has been renegotiated to extend the lease term to February 28, 2014 at a monthly rent of $2,792 for the first year and $3,071 for the second year. The lease for the Group’s workshop facility originally expired on April 30, 2012 with a monthly rent of $2,460. This lease term was then extended to November 30, 2012 with a monthly rent of $2,706. The total rent expense for the years ended December 31, 2011 and 2010 and for the period from inception to December 31, 2011 was approximately $89,000, $272,000 and $704,000, respectively. Rent expense is included in general and administrative expenses in the accompanying consolidated statement of operations.

14

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

The future rent commitments under the above leases are as follows:

2012	$65,018
2013	36,295
2014	6,142

$107,455

Payroll Commitments

The Group’s employees in South Africa have employment contracts that provide for one month of notice before the employee can be terminated. As of December 31, 2011, the total monthly salary commitment for January 2012 applicable to these employees was approximately $26,300.

Payroll Tax Contingencies

During February 2012, SPM received notification from the South African Revenue Service regarding unpaid payroll taxes of approximately $185,000. SPM has requested additional time to arrange a payment plan that is suitable to both parties. The amount is included in accounts payable and other current liabilities in the accompanying consolidated balance sheets.

8.	Employment and Consulting Agreements

The Group has entered into agreements to secure the services of three executives. These agreements provide for annual compensation and require a termination notice period by the Group of three months. The Executives are all stockholders of the Group.

The total compensation paid to these executives for the years ended December 31, 2011 and 2010 and for the period from inception to December 31, 2011 was approximately $1,325,000, $1,107,000 and $3,942,000, respectively. These amounts, together with an accrual for leave pay of $39,000 and $24,000, respectively, are included in consolidated general and administrative expenses.

15

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

During March 2012, the Group entered into additional agreements with unrelated third party consultants. These agreements can be terminated by either party with between two weeks and thirty days written notice or immediately if for cause. The amounts due to these consultants are approximately $11,500 per month.

9.	Income Taxes

The Company and group members file income tax returns in Switzerland, South Africa and Brazil. The components of income (loss) from operations before income taxes, by jurisdiction, are as follows:

			Cumulative from
			August 24, 2005
			(Inception) to
	2011	2010	December 31, 2011

Switzerland	$(3,890,732)	$(3,614,524)	$(12,791,093)
South Africa	(237,447)	(403,774)	(8,623,886)
Brazil	77,217	(118,209)	(941,498)

Total	$(4,050,962)	$(4,136,507)	$(22,356,477)

16

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Notes to Consolidated Financial Statements

Years Ended December 31, 2011 and 2010

The provision for income taxes shown in the accompanying consolidated statements of operations consists of the following for the years ended December 31, 2011 and 2010:

			Cumulative from
			August 24, 2005
			(Inception) to
	2011	2010	December 31, 2011
Current tax provision:
Switzerland	$-	$-	$32,673
South Africa	-	-	-
Brazil	-	-	-

Total current tax provision	-	-	32,673

Deferred tax provision:
Switzerland	(635,283)	(636,098)	(2,297,903)
South Africa	25,283	(80)	(1,717,973)
Brazil	19,304	(29,552)	(235,375)
Change in valuation allowance	590,696	665,730	4,251,251

Total deferred provision	-	-	-

Total	$-	$-	$32,673

The Company has determined that the future tax benefits from net operating losses are not likely to be realized in future periods and a full valuation allowance has been provided for all periods. The income tax effect of each type of temporary difference giving rise to the net deferred tax asset at December 31, 2011 and 2010 is as follows:

	2011	2010
Deferred tax assets:
Net operating losses	$4,251,251	$3,660,556
Less: valuation allowance	(4,251,251)	(3,660,556)

Total	$-	$-

17

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

The following reconciles the effective income tax rates with the statutory rates for the years ended December 31, 2011 and 2010:

		South
	Switzerland	Africa	Brazil	Total

Statutory rate of tax	8.5%/18%	28.0%	25.0%

2011:
Net (loss) income from operations
before taxes	$(3,890,732)	$(237,447)	$77,217	$(4,050,962)

As calculated at the statutory rate	(648,277)	$(66,485)	$19,304	$(695,458)

Permanent differences	12,994	91,768	-	104,762
Change in valuation reserves	635,283	(25,283)	(19,304)	590,696

Provision for income taxes	$-	$-	$-	$-

2010:
Net (loss) from operations
before taxes	$(3,614,524)	$(403,774)	$(118,209)	$(4,136,507)

As calculated at the statutory rate	(636,098)	$(113,058)	$(29,552)	$(778,708)

Permanent differences	-	112,978	-	112,978
Change in valuation reserves	636,098	80	29,552	665,730

Provision for income taxes	$-	$-	$-	$-

From August 24, 2005 (inception) to December 31, 2011:
Net (loss) from operations
before taxes	$(12,791,093)	$(8,623,886)	$(941,498)	$(22,356,477)

As calculated at the statutory rate	(2,278,223)	$(2,414,688)	$(235,375)	$(4,928,286)

Permanent differences	12,993	696,715	-	709,708
Change in valuation reserves	2,297,903	1,717,973	235,375	4,251,251

Provision for income taxes	$32,673	$-	$-	$32,673

Permanent differences principally related to loss on disposal of property and equipment, interest and penalties and unallowable expenses.

18

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

The Company and group members remain subject to tax examinations for the year ended December 31, 2011 in Switzerland and South Africa, and in Brazil, for the four years ended December 31, 2011.

10.	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivables. Cash is maintained in financial institutions in foreign countries that do not insure the balances in the accounts. The credit risk for customer accounts is concentrated because accounts receivable consists of the balance due from one customer. However, the customer’s account typically is collected within a short period of time and, based on its assessment of current conditions, management believes there is no risk of loss. Management continuously monitors these conditions.

11.	Share Exchange

On July 25, 2011, SurePure Inc. (formerly named SOEFL, Inc.), a Nevada corporation (“SurePure US”), and the Company entered into an Agreement and Plan of Merger under which a wholly-owned subsidiary of SurePure US would merge with and into the Company so that the Company would become 100%-owned by SurePure US. On October 28, 2011, the stockholders of the Company and SurePure US entered into a new Exchange Agreement to effect the business combination of SurePure US and the Company by means of an exchange of shares rather than by merger. Under the terms and conditions of the Exchange Agreement, each share of the Company that is issued and outstanding (on a fully-diluted basis) on the closing date will be exchanged for one share of the common stock of SurePure US. Prior to the closing of the exchange, SurePure US will cancel certain currently outstanding shares. As a result, the ownership share of the stockholders of the Company will exceed 70% of SurePure US (excluding those shares of SurePure US owned by stockholders of the Company prior to the exchange). This transaction will be accounted for as a “reverse merger,” whereby the Company will be considered the “acquirer” for financial reporting purposes, as the Company’s stockholders will control a majority of the post-transaction combined companies, and the Company will be a 100%-owned subsidiary of SurePure US. Unless terminated by either the Company or SurePure US, the exchange is anticipated to close during the third quarter of 2012, subject to obtaining all necessary consents and approvals.

12.	Subsequent Events

The Company has evaluated its subsequent events through August 24, 2012, the date that the accompanying consolidated financial statements were available to be issued. Other than what has been disclosed in Notes 7 and 8, the Company determined that there were no material subsequent events requiring adjustment to or disclosure in these consolidated financial statements except for the following:

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SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

On February 28, 2012, the Group entered into an exclusive distribution and license agreement for the Company’s technology and products in the dairy farming industry in the United States.

Subsequent to December 31, 2011, certain stockholders made additional loans to the Group to meet operational needs. These loans were made without provision for interest and do not have repayment terms or due dates. The total of these loans made to the Group subsequent to December 31, 2011 through August 24, 2012 is $1,545,000.

On July 23, 2012, the Company entered into a Subscription Agreement with Trinity Asset Management, (Proprietary) Limited (“Trinity”) in which Trinity agreed to purchase and the Company agreed to issue up to five million of new common shares authorized as approved by the board of directors in a series of subscriptions. Trinity also agreed to purchase up to one million common shares from the Company’s principal stockholder. Under this agreement, Trinity will purchase the common shares at a price of $1.00 per share and will pay the total subscription price of five million dollars on or before December 31, 2012. At the completion of the subscription and purchase of these shares, Trinity will own not less than 10.2% of the total common shares of the Company. The Company has received a total of $750,000 from Trinity pursuant to this agreement during the period from July 23 through August 24, 2012.

13.	Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the continuation of the Group as a going concern. The Group, due to the start-up nature of its business, has generated recurring losses and expects to incur additional losses as it expands the UV-C technology and develops marketing, sales and financial plans. As reflected in the accompanying consolidated financial statements, the Group’s total liabilities exceed total assets at December 31, 2011 and 2010 by $6,596,408 and $5,140,694, respectively, and the Group has incurred cumulative operating losses since the date of inception. To date, the Group’s cash flow requirements have been met with cash investments by the stockholders, certain third parties and to a lesser extent, sales and interest income.

The Group will require additional capital to continue its development and to achieve sufficient revenues to support its operations. The Group’s future capital requirements will depend on many factors, including its ability to grow and maintain revenues and its ability to manage expenses and expected capital expenditures. The Group will require additional financing either through borrowings or the sale of additional equity to support its operations.

20

SurePure Investment Holding AG

(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Years Ended December 31, 2011 and 2010

As previously described, under the Share Exchange, the Group plans to merge with SurePure Inc. which, when consummated, could give the Group greater access to capital markets and greater ability to raise equity capital through public stock offerings. In addition, as described under Subsequent Events, the Group has continued to obtain certain debt financing in 2012 and is actively seeking additional debt financing. These loans and the anticipated stock offerings will enable the Group to use those funds to further develop and market its products with the expectation that the Group will generate significant sales and realize profits from operations.

As the Group requires additional financing as a result of the foregoing and other factors, the capital markets turmoil could negatively impact the Group’s ability to obtain such financing on acceptable terms. The Group’s access to additional financing will depend on a variety of factors many of which the Group has little or no control over. These factors include market conditions, the general availability of credit, the overall availability of credit to the Group’s industry, its credit ratings and credit capacity, the actual financial and operational results of the Group as well as the lenders’ or investors’ perception of the Group’s short-term and long-term financial prospects. If future financing is not available on acceptable terms, the Group may not be able to continue as a going concern.

The consolidated financial statements do not include any adjustments that might be necessary should Group be unable to continue as a going concern.

21